As filed with the Securities and Exchange Commission on September 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2394628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 S. Sierra Ave., Suite 100 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

ClearPoint Neuro, Inc. Amended and Restated 2021 Employee Stock Purchase Plan

ClearPoint Neuro, Inc. Sixth Amended and Restated 2013 Incentive Compensation Plan

(Full title of the plans)

Ellisa Cholapranee

General Counsel and Secretary

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(Name and address of agent for service)

(888) 287-9109

(Telephone number, including area code, of agent for service)

With copies to:

John Tishler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA, 92130-4092
(858) 720-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ClearPoint Neuro, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under each of the ClearPoint Neuro, Inc. Amended and Restated 2021 Employee Stock Purchase Plan (the “ESPP”) and the ClearPoint Neuro, Inc. Sixth Amended and Restated 2013 Incentive Compensation Plan (the “Incentive Compensation Plan”).

This Registration Statement relates to the following currently effective registration statements on Form S-8 (collectively, the “Existing S-8s”) filed with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement No. 333-279454, filed with the SEC on May 16, 2024, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated;

•
Registration Statement No. 333-265349, filed with the SEC on June 1, 2022, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated;

•
Registration Statement No. 333-256789, filed with the SEC on June 4, 2021, relating to the ClearPoint Neuro, Inc. Amended and Restated 2021 Employee Stock Purchase Plan;

•
Registration Statement No. 333-238907, filed with the SEC on June 3, 2020, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated;

•
Registration Statement No. 333-220783, filed with the SEC on October 3, 2017, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated;

•
Registration Statement No. 333-206432, filed with the SEC on August 17, 2015, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated; and

•
Registration Statement No. 333-191908, filed with the SEC on October 25, 2013, relating to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8s are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 9, 2025;

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 13, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 12, 2025;

●

The Company’s Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on each of May 12, 2025, May 19, 2025, May 23, 2025 and June 17, 2025; and

●

The description of the Company’s Common Stock, contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, including any amendments or reports filed for the purpose of updating such description.

In addition, all other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to our quarterly report on Form 10-Q, filed on May 11, 2012; File No. 000-54575).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 8, 2015).

4.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.3 to the Company's Registration Statement on Form S-1 filed on August 2, 2016).

4.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 12, 2020).

4.5

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 25, 2023).

4.6

Fourth Amended and Restated Bylaws of ClearPoint Neuro, Inc. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to the Company's Current Report on Form 8-K filed on December 14, 2022).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1

ClearPoint Neuro, Inc. Sixth Amended and Restated 2013 Incentive Compensation Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 23, 2025).

10.2

ClearPoint Neuro, Inc. Amended and Restated 2021 Employee Stock Purchase Plan (Previously filed with, and incorporated herein by reference to, Appendix A to our Definitive Proxy Statement on Schedule 14A, filed on April 9, 2025, File No. 001-34822).

23.1*	Consent of Cherry Bekaert LLP
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on the 4th day of September, 2025.

CLEARPOINT NEURO, INC.

By: /s/ Joseph M. Burnett Joseph M. Burnett
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Joseph M. Burnett and Danilo D’Alessandro and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph M. Burnett	President, and Chief Executive Officer and Director	September 4, 2025
Joseph M. Burnett	(Principal Executive Officer)

/s/ Danilo D'Alessandro	Chief Financial Officer	September 4, 2025
Danilo D’Alessandro	(Principal Financial and Accounting Officer)

/s/ R. John Fletcher	Chairman and Director	September 4, 2025
R. John Fletcher

/s/ Lynnette C. Fallon	Director	September 4, 2025
Lynnette C. Fallon

/s/ Pascal E.R. Girin	Director	September 4, 2025
Pascal E.R. Girin

/s/ B. Kristine Johnson	Director	September 4, 2025
B. Kristine Johnson

/s/ Matthew B. Klein	Director	September 4, 2025

Matthew B. Klein

/s/ Linda M. Liau	Director	September 4, 2025
Linda M. Liau

/s/ Timothy T. Richards	Director	September 4, 2025
Timothy T. Richards